EXHIBIT 4.3

Addendum 1 to the

EQUIPMENT SUPPLY CONTRACT

BETWEEN

Cementos Pacasmayo S.A.A.

Calle La Colonia 150

Urbanización El Vivero, Monterrico

Lima 33

Peru

AND

THYSSENKRUPP POLYSIUS AG

Graf – Galen – Str. 17

59269 Beckum

Germany

AND

POLYSIUS DO BRASIL LTDA.

Av. Brig. Faria Lima, 1572 – 14º andar

01451-917 São Paulo – SP

Brasil

Under the leadership of Polysius do Brasil Ltda., hereinafter called Polbras

This Addendum 1 to the Equipment Supply Contract is made and entered on February 21th, 2013 by and between Cementos Pacasmayo S.A.A., a company duly organized under the laws of Peru, having its principal place of business at Calle La Colonia N° 150, Urb. El Vivero, Santiago de Surco, Lima, Peru (hereinafter called “PURCHASER”), and THYSSENKRUPP POLYSIUS AG having its head offices at Graf – Galen-Strasse 17, 59269 Beckum, Germany, (hereinafter called “POLYSIUS GERMANY”) and POLYSIUS DO BRASIL LTDA. having its head offices at Av. Brig. Faria Lima, 1572 – 14º andar, 01451-917 São Paulo – SP, Brasil (hereinafter called “POLBRAS”), both collectively referred to as “the “SUPPLIERS”.

The PURCHASER and the SUPPLIERS are hereinafter individually referred to as “Party” and collectively referred to as “Parties”.

WHEREAS:

I.	The PURCHASER and the SUPPLIERS signed the Equipment Supply Contract on September 28th, 2012, according to a layout of the Plant approved by the Parties (hereinafter the “Contract”).

II.	The Parties have approved a new layout of the Plant, as a consequence of which, the scope of the supply of equipment for the PROJECT has changed.

III.	In addition to the Basic Engineering and Detailed Engineering for the EQUIPMENT originally included in the scope of the Contract, the Parties desire to include in the scope of the Contract the engineering required for the PROJECT included in Annex E hereto (hereinafter, the “CIVIL ENGINEERING”).

IV.	Due to the above-mentioned changes in the scope of the Contract, the Parties desire to amend Annexes A (Pricelist), B (Scope of Supply), D (Time Schedule), E (Technical Specification) and H (Advanced Payment and Performance Bond) of the Contract.

NOW, THEREFORE, the Parties have agreed to enter into this Addendum, which shall be governed by the following terms and conditions:

Clause 1.	OBJECT

The object of this Addendum is to change the following clauses and annexes of the Contract:

•	Clause 1. OBJECT

•	Clause 3. DURATION TIME, DELIVERY SCHEDULE AND TERMS OF DELIVERY

•	Clause 4. PRICE AND PAYMENT TERMS

•	Clause 5. THE PURCHASER’S OBLIGATIONS

•	Clause 6. THE SUPPLIERS’S OBLIGATIONS

•	Clause 7. LIABILITY FOR DEFECTIVE ENGINEERING AND FORM DEFECTIVE CIVIL ENGINEERING

•	Clause 10. TECHNICAL ACCEPTANCE OF THE EQUIPMENT

•	Clause 12. INTELLECTUAL PROPERTY RIGHTS

•	Clause 14. RESPONSIBILITY AND LIQUIDATED DAMAGES

•	Clause 17. TERMINATION

•	Annex A. PRICELIST

•	Annex B. SCOPE OF SUPPLY

•	Annex D. TIME SCHEDULE

•	Annex E. TECHNICAL SPECIFICATION

•	Annex H. ADVANCED PAYMENT AND PERFORMANCE BOND

Clause 2.	MODIFICATION OF CLAUSE 1 OF THE CONTRACT

The Parties agree to modify Section 1.1 and add Section 1.2, of Clause 1 (OBJECT) of the Contract according to the following terms:

“Clause 1. OBJECT

1.1	The object of this Contract is (i) the supply by THYSSENKRUPP POLYSIUS AG and POLYSIUS DO BRASIL LTDA. of the Equipment mentioned at Annex “B” and further described in the technical specification in Annex E attached hereto (hereinafter referred to as “EQUIPMENT”), and (ii) the preparation and supply of the Basic and Detailed Engineering for the EQUIPMENT included in Annex E, (hereinafter referred to as “ENGINEERING”), for a new cement plant located in Piura, Peru.

1.2	Additionally, the object of this Contract includes the preparation and supply of the civil engineering services (additional and separate from the ENGINEERING) referred to in Annex E (hereinafter referred to as the “CIVIL ENGINEERING”).

The CIVIL ENGINEERING shall be prepared and supplied by the SUPPLIERS according to the provisions set forth in the Technical Specifications stated in Annex E.

Clause 3.	MODIFICATION OF CLAUSE 3 OF THE CONTRACT

The Parties agree to add Section 3.4 of Clause 3 (DURATION TIME, DELIVERY SCHEDULE AND TERMS OF DELIVERY) of the Contract according to the following terms:

“Clause 3. DURATION TIME, DELIVERY SCHEDULE AND TERMS OF DELIVERY

(…)

3.4	Delivery Schedule of the CIVIL ENGINEERING: 12 months from coming into force of Addendum 1 to the Contract, dated February 8th, 2013, according to Clause 13 of the Addendum, as detailed in Annex “E”.”

Clause 4.	MODIFICATION OF CLAUSE 4 OF THE CONTRACT

The Parties agree to modify Sections 4.1, 4.2, 4.4 and 4.5 of Clause 4 (PRICE AND PAYMENT TERMS) of the Contract according to the following terms:

“Clause 4. PRICE AND PAYMENT TERMS

4.1	For the supply of the EQUIPMENT, ENGINEERING and CIVIL ENGINEERING, the PURCHASER shall pay to THYSSENKRUPP POLYSIUS AG the price of € 17,723,920.00 (Seventeen Million, Seven Hundred and Twenty Three Thousand, Nine Hundred and Twenty Euros) and to POLYSIUS DO BRASIL LTDA. the price of US$ 27,833,008.00 (Twenty Seven Million, Eight Hundred Thirty Three Thousand, and Eight American Dollars) (hereinafter referred to as “Contract Price”).

•

For the EQUIPMENT: € 17,723,920.00 (Seventeen Million, Seven Hundred Twenty Three Thousand, Nine Hundred and Twenty Euros) to THYSSENKRUPP POLYSIUS AG and US$ 22,701,008.00 (Twenty Two Million Seven Hundred One Thousand and Eight American Dollars) to POLYSIUS DO BRASIL LTDA. (herein after referred to as the “EQUIPMENT Price”).

•	For the ENGINEERING: US$ 1,797,000.00 (One Million, Seven Hundred and Ninety Seven Thousand American Dollars) to POLYSIUS DO BRASIL LTDA. (herein after referred to as the “ENGINEERING Price”).

•

For the CIVIL ENGINEERING: US$ 3,335,000.00 (Three Million, Three Hundred and Thirty Five Thousand American Dollars) to POLYSIUS DO BRASIL LTDA. (herein after referred to as the “CIVIL ENGINEERING Price”).

The Parties agree that the prices for the supply of the EQUIPMENT, the ENGINEERING and the CIVIL ENGINEERING are fixed, and shall remain valid and invariable until the fulfillment of all SUPPLIERS’s obligations, according to the terms of this Contract.

4.1.1	FOB prices for each section of the Plant (EQUIPMENT) can be found at Annex A.

4.1.2	The scope of the ENGINEERING and the CIVIL ENGINEERING can be found at Annex B and E.

4.2	Payment Conditions

For values in Euro to be paid to THYSSENKRUPP POLYSIUS AG:

30% of the EQUIPMENT Price of the Contract, according to the following: (i) the sum of € 3,316,262.40 (Three Million, Three Hundred and Sixteen Thousand, Two Hundred and Sixty Two and 40/100 Euros) has already been paid, against submittal of invoice and the Advance Payment Bond as per Annex H; (ii) the sum of € 2,000,913.60 (Two Million, Nine Hundred and Thirteen and 60/100 Euros), payable within 15 days after signing Addendum 1 to the Contract, against submittal of invoice and the modified Advance Payment Bond as per Annex H. This Bond shall be valid and effective until the completion of the supply of the EQUIPMENT and shall be automatically and proportionally reduced without the prior approval of the PURCHASER of the value of each commercial invoice issued to the PURCHASER under this Contract.

70% of the Contract Price, payable out of a Letter of Credit (L/C), according to the following:

•

For the EQUIPMENT Price, against presentation of THYSSENKRUPP POLYSIUS AG’s documents of dispatch, or warehouse receipt, pro rata supplies, and the Performance Bond as per Annex H, for the last major shipment. This Bond shall be valid and effective until the issuance of the Certificate of Technical Acceptance by the PURCHASER. However, this Performance Bond shall expire at the latest 48 months after effectiveness of this Contract.

Documents of dispatch means: Bill of Lading or Airway Bill or Warehouse Receipt, Packing List and Invoice. Documents of dispatch shall be delivered by THYSSENKRUPP POLYSIUS AG to the PURCHASER via-email, immediately after the departure of the carrying vessel from the Port of Shipment.

To cover the payment of 70% of the Price Contract, within 15 days after signing Addendum 1 to the Contract, the PURCHASER shall modify the value of the irrevocable Letter of Credit (L/C), to the amount of € 12,406,744.00 (Twelve Million, Four Hundred and Six Thousand, Seven Hundred and Forty Four Euros) in favor of THYSSENKRUPP POLYSIUS AG. The L/C shall be advised and confirmed by a First Class International Bank in Germany, acceptable to THYSSENKRUPP POLYSIUS AG, at THYSSENKRUPP POLYSIUS AG request. All costs, charges and related expenses outside Peru shall be borne by THYSSENKRUPP POLYSIUS AG.

For values in US Dollars to be paid to POLYSIUS DO BRASIL LTDA.:

30% of the ENGINEERING Price, according to the following: (i) 30% of the price of the Basic and Detailed Engineering has been paid, against submittal of invoice and the Advance Payment Bond as per Annex H; (ii) 30% of CIVIL ENGINEERING Price, payable within 15 days after signing Addendum 1 to the Contract, against submittal of invoice and the modified Advance Payment Bond as per Annex H.

This Bond shall be valid and effective until the completion of the supply of the ENGINEERING and the CIVIL ENGINEERING and shall be automatically and proportionally reduced without the prior approval of the PURCHASER of the value of each commercial invoice issued to the PURCHASER under this Contract.

30% of the EQUIPMENT Price, according to the following: (i) the sum of US$ 4,851,962.40 (Four Million, Eight Hundred and Fifty One Thousand, Nine Hundred and Sixty Two and 40/100 American Dollars) has been paid, against submittal of invoice and the Advance Payment Bond as per Annex H; (ii) the sum of US$ 1,958,340.00 (One Million, Nine Hundred and Fifty Eight Thousand, Three Hundred and Forty American Dollars), payable within 15 days after signing Addendum 1 to the Contract, against submittal of invoice and the modified Advance Payment Bond as per Annex H.

This Bond shall be valid and effective until the completion of the supply of the EQUIPMENT and shall be automatically and proportionally reduced without the prior approval of the PURCHASER of the value of each commercial invoice issued to the PURCHASER under this Contract.

70% of the Contract Price, payable out of a Letter of Credit (L/C), according to the following:

•

For the EQUIPMENT Price, against presentation of POLYSIUS DO BRASIL LTDA.’s documents of dispatch, or warehouse receipt, pro rata supplies, and the Performance Bond up to the 10% of the Contract Price, as per Annex H, for the last major shipment. This Bond shall be valid and effective until the issuance of the Certificate of Technical Acceptance by the PURCHASER.

Documents of dispatch means: Bill of Lading or Airway Bill or Warehouse Receipt, Packing List and Invoice. Documents of dispatch shall be delivered by POLYSIUS DO BRASIL LTDA. to the PURCHASER via-email, immediately after the departure of the carrying vessel from the Port of Shipment.

•

For the ENGINEERING Price, against the PURCHASER’s confirmation receipt of the ENGINEERING documentation to POLYSIUS DO BRASIL LTDA. If POLYSIUS DO BRASIL LTDA. does not receive the PURCHASER’s confirmation receipt within 15 days from the delivery of ENGINEERING documentation, POLYSIUS DO BRASIL LTDA. shall be able to present the courier delivery note under the L/C, instead of PURCHASER’s confirmation receipt. ENGINEERING documentation means: General Layout and General Arrangement Drawings. Consequently, the 70% of the ENGINEERING Price, shall be paid by the PURCHASER in two (02) tranches:

•	US$ 628,950.00 (Six Hundred and Twenty Eight Thousand and Nine Hundred and Fifty American Dollars) for the General Layout has already been paid, against submittal of invoice.

•	US$ $ 628,950.00 (Six Hundred and Twenty Eight Thousand and Nine Hundred and Fifty American Dollars) for the General Arrangement Drawings.

•

For the CIVIL ENGINEERING, against the PURCHASER’s confirmation receipt of the CIVIL ENGINEERING documentation to POLYSIUS DO BRASIL LTDA. If POLYSIUS DO BRASIL LTDA. does not receive the PURCHASER’s confirmation receipt within 15 days from the delivery of CIVIL ENGINEERING documentation, POLYSIUS DO BRASIL LTDA. shall be able to present the courier delivery note under the L/C, instead of PURCHASER’s confirmation receipt. CIVIL ENGINEERING documentation means the designs, drawings and specifications listed below. Consequently, the 70% of the CIVIL ENGINEERING Price, shall be paid by the PURCHASER as follows:

•

15% for the Foundation Drawings for main Process Buildings; raw grinding, DOPOL Tower, Kiln Bases, Burner Platform, Homogenizing Silo, Clinker Silo, Cement Silos, Cement Grinding and Petcoke Grinding and Civil Design of the DOPOL Tower from the ground up to the Kiln Platform (inclusive).

•	10% for the Civil Design of DOPOL Tower from the kiln platform to the top, Grinding Buildings, Silo Walls and Kiln Base.

•	15% for the Civil Design of Cement Silos, Homo Silo, Packing and Cooler Building.

•	10% for the Design of Stockyard Roofs and Belt Conveyor Supports.

•	10% for the Design of Facility and Administration Buildings.

•	10% for the Design of External Installations (Streets, Draining, Lighting, etc) and Remaining Civil Engineering.

To cover the payment of 70% of the Price Contract, within 15 days after signing Addendum 1 to the Contract, the PURCHASER shall modify the value irrevocable Letter of Credit (L/C), in the amount of US$ 19,483,105.60 (Nineteen Million, Four Hundred and Eighty Three Thousand, One Hundred and Five and 60/100 American Dollars) in favor of POLYSIUS DO BRASIL LTDA.. The L/C shall be advised and confirmed by a First Class International Bank in Germany, acceptable to POLYSIUS DO BRASIL LTDA., at POLYSIUS DO BRASIL LTDA. request. All costs, charges and related expenses outside Peru shall be borne by POLYSIUS DO BRASIL LTDA.

(…)

4.4	Taxes and Duties

All taxes (until FOB port of origin in the case of the EQUIPMENT) are included in the supply. Local taxes or duties, such as but not limited, to customs clearance, import taxes, any Peruvian withholding tax and IVA are expressly not included and shall be borne by the PURCHASER.

4.5	Invoices

4.5.1	SUPPLIERS shall deliver to the PURCHASER two (02) originals and two (02) copies of each respective invoice for each payment milestone as provided for in Section 4.2 above for the amounts indicated above.

4.5.2	The invoices issued in connection with the payment milestones set forth in Section 4.2 above shall state the following:

•	For the EQUIPMENT:

•	SUPPLIERS’s Name and Address;

•	EQUIPMENT’s description;

•	Unit price and total amount;

•	Currency.

•	For the ENGINEERING:

•	SUPPLIERS’s Name and Address;

•	ENGINEERING description;

•	Unit price;

•	Total amount;

•	Peruvian withholding Tax (15% of total amount);

•	Net Price;

•	Currency.

•	For the CIVIL ENGINEERING:

•	SUPPLIERS’s Name and Address;

•	CIVIL ENGINEERING description;

•	Unit price;

•	Total amount;

•	Peruvian withholding Tax (15% of total amount);

•	Net Price;

•	Currency.”

Clause 5.	MODIFICATION OF CLAUSE 5 OF THE CONTRACT

The Parties agree to modify Section 5.6 of Clause 5 (THE PURCHASER’S OBLIGATIONS) of the Contract according to the following terms:

“Clause	5. THE PURCHASER’S OBLIGATIONS

(…)

5.6	Obtain and maintain, at its own cost, any and all licenses and/or authorizations which may be necessary for the execution of the PROJECT.

For such purposes, the SUPPLIERS undertake to colaborate with the PURCHASER and provide the PURCHASER with all neccesary technical and legal documents within the Scope of Supply provided for in this Contract.

Clause 6.	MODIFICATION OF CLAUSE 6 OF THE CONTRACT

The Parties agree to modify Sections 6.1 and 6.2 of Clause 6 (THE SUPPLIERS’S OBLIGATIONS) of the Contract according to the following terms:

“Clause 6. THE SUPPLIERS’S OBLIGATIONS

6.1.	Supply the EQUIPMENT, the ENGINEERING and the CIVIL ENGINEERING in accordance with the specifications described in Annex A, B, D, E and F.

6.2	Provide the necessary technical documents according to the requirements of the Contract, including manuals, projects, designs, plans, related to: (i) the supply, operation and maintenance of the EQUIPMENT; and, (ii) the supply of the ENGINEERING and the CIVIL ENGINEERING; all of which shall be in the English and/or Spanish language.”

Clause 7.	MODIFICATION OF CLAUSE 7 OF THE CONTRACT

The Parties agree to modify Section 7.2 of Clause 7 (WARRANTIES) of the Contract according to the following terms:

“Clause 7. WARRANTIES

7.2	Liability for Defective ENGINEERING and/or for Defective CIVIL ENGINEERING During the WARRANTY PERIOD as per item 7.1.2, the SUPPLIERS’S shall be obliged to correct faulty ENGINEERING and faulty CIVIL ENGINEERING by replacement of any error or omission detected in the drawings, manuals and catalogues which have been supplied as per Annex E within 60 days as from the date the SUPPLIERS have received the respective documents from the PURCHASER as per Section 5.1. However, it shall be expressly agreed that the SUPPLIERS shall have no liability for errors or omissions detected in the documents which have been supplied as per Annex B and E unless such error or omission is attributable to the SUPPLIERS, and not based on incorrect information, drawings or documents provided by the PURCHASER.”

Clause 8.	MODIFICATION OF CLAUSE 10 OF THE CONTRACT

The Parties agree to modify Section 10.8 of Clause 10 (TECHNICAL ACCEPTANCE OF THE EQUIPMENT) of the Contract according to the following terms:

“Clause 10. TECHNICAL ACCEPTANCE OF THE EQUIPMENT

10.8 In case a performance test cannot be carried out within 48 months from the execution of this Contract or the period to be established in the EPC Agreement, if such is executed (whichever occurs first), or the operation books do not show the achievement of the performance figures as per Annex F by that time for reasons not attributable to the SUPPLIERS, the PURCHASER shall issue a Certificate of Technical Acceptance, and the SUPPLIERS shall be released from any responsibility regarding the performance of the EQUIPMENT. If the SUPPLIERS have paid the maximum amount of liquidated damages provided for in Annex F, Section 10.7 shall be applied.”

Clause 9.	MODIFICATION OF CLAUSE 12 OF THE CONTRACT

The Parties agree to modify Section 12.1 of Clause 12 (INTELLECTUAL PROPERTY RIGHTS) of the Contract according to the following terms:

“Clause 12. INTELLECTUAL PROPERTY RIGHTS

12.1.	The SUPPLIERS shall indemnify the PURCHASER against all claims of infringement of any patent, registered design, copyright, trade mark or trade name or other intellectual property right provided that all of the following conditions are satisfied:

(i)	The claim or proceedings arise out of the design, construction, manufacture or use of the EQUIPMENT and/or the ENGINEERING and/or the CIVIL ENGINEERING supplied by the SUPPLIERS.

(ii)	The infringement was not caused by any use of the EQUIPMENTS or by the ENGINEERING or by the CIVIL ENGINEERING, otherwise than for the purpose indicated by or reasonably to be inferred from Annex E.

(iii)	The infringement was not caused by the use of any EQUIPMENT or by the ENGINEERING or by the CIVIL ENGINEERING in association or combination with any equipment or engineering not supplied by the SUPPLIERS, unless such association or combination was performed by Loesche GmbH or disclosed to the SUPPLIERS prior to the date of signing of the Contract, or was not reasonably to be inferred from the specification.

(iv)	The infringement or allegation of infringement was not a necessary consequence of the SUPPLIERS following the design or specific written instructions of the PURCHASER.”

Clause 10.	MODIFICATION OF CLAUSE 14 OF THE CONTRACT

The Parties agree to modify Sections 14.3 and 14.4 of Clause 14 (RESPONSIBILITY AND LIQUIDATED DAMAGES) of the Contract according to the following terms:

“Clause 14. RESPONSIBILITY AND LIQUIDATED DAMAGES

14.3.	In case the SUPPLIERS do not comply with its delivery dates stipulated in the Contract for the EQUIPMENT, they shall be subject to liquidated damages corresponding to 0,5 % of the FOB value of the section of the EQUIPMENT in delay per each full week in delay, counted from the beginning of the non-fulfillment until effective fulfillment of the obligation, up to a maximum amount corresponding to 5% of the section of the EQUIPMENT in delay.

Additionally, in case the SUPPLIERS do not comply with its delivery dates stipulated in the Contract for the ENGINEERING, they shall be subject to liquidated damages corresponding to 0,5 % of the ENGINEERING Price of the section of the ENGINEERING in delay per each full week in delay, counted from the beginning of the non-fulfillment until effective fulfillment of the obligation, up to a maximum amount corresponding to 5% of the section of the ENGINEERING in delay.

Finally, in case the SUPPLIERS do not comply with its delivery dates stipulated in the Contract for the CIVIL ENGINEERING, they shall be subject to liquidated damages corresponding to 0,5 % of the CIVIL ENGINEERING Price of the section of the CIVIL

ENGINEERING in delay per each full week in delay, counted from the beginning of the non-fulfillment until effective fulfillment of the obligation, up to a maximum amount corresponding to 5% of the section of the CIVIL ENGINEERING in delay.

14.4.	The maximum amount of liquidated damages to be paid under this Contract for the reason of delay in the delivery of the EQUIPMENT shall be limited to 5% of the FOB price of the EQUIPMENT section in delay. The PURCHASER shall not be entitled to any liquidated damages for delay in the event the time schedule for the PROJECT is not affected by the SUPPLIERS’S delay.

Additionally, the maximum amount of liquidated damages to be paid under this Contract for the reason of delay in the delivery of the ENGINEERING shall be limited to 5% of the ENGINEERING Price of the ENGINEERING section in delay. The PURCHASER shall not be entitled to any liquidated damages for delay in the event the time schedule for the PROJECT is not affected by the SUPPLIERS’S delay.

Finally, the maximum amount of liquidated damages to be paid under this Contract for the reason of delay in the delivery of the CIVIL ENGINEERING shall be limited to 5% of the CIVIL ENGINEERING Price of the CIVIL ENGINEERING section in delay. The PURCHASER shall not be entitled to any liquidated damages for delay in the event the time schedule for the PROJECT is not affected by the SUPPLIERS’S delay.”

Clause 11.	MODIFICATION OF CLAUSE 17 OF THE CONTRACT

The Parties agree to modify Section 17.3 of Clause 17 (TERMINATION) of the Contract according to the following terms:

“Clause 17. TERMINATION

17.3	THE PURCHASER may terminate this Contract in the event that the SUPPLIERS unjustifiably delay the supply of the EQUIPMENT, the ENGINEERING or the CIVIL ENGINEERING for more than sixty (60) days;”

Clause 12.	MODIFICATION OF ANNEXES A, B, D, E, AND H OF THE CONTRACT

The Parties agree to modify Annexes A, B, D, E, and H of the Contract according to the terms included in Annexes A-1, B-1, D-1, E-1, and H-1 of this Addendum 1 to the Contract, respectively.

Clause 13.	COMING INTO FORCE OF ADDENDUM 1 TO THE CONTRACT

13.1.	This Addendum 1 to the Contract shall come into force upon the signature by all Parties, the receipt of the pre-advance payment as per Section 4.2 and modification of the Letter of Credit according to Section 4.2.

13.2	In case the Letters of Credit are not issued within 30 days after signing this Addendum 1 to the Contract and/or the advance payments according to Section 4.2 have not been made by the PURCHASER within 30 days after signing the Addendum, the Parties shall meet to negotiate any further procedure.

13.3	All other terms and conditions of the Contract signed on September 28, 2012 which had not been expressly amended hereby shall remain in full force and effect.

Clause 14.	INTERPRETATION

The terms with capitalized letter used herein and that had not been defined in this instrument whether in singular or plural shall have, as it may correspond, the meaning ascribed to them in the Contract.

IN WITNESS WHEREOF, the Parties have caused this Addendum 1 to the Contract to be duly executed by their legal representatives in three (3) counterparts of identical content, in the presence of the undersigned witnesses.

PLACE AND DATE: Lima, February 21st, 2013

Cementos Pacasmayo S.A.A.	Cementos Pacasmayo S.A.A.

/s/ Humberto Nadal del Carpio	/s/ Carlos Julio Pomarino
Humberto Nadal	Carlos Julio Pomarino

THYSSENKRUPP POLYSIUS AG	POLYSIUS DO BRASIL LTDA.

/s/ Erwin Clees	/s/ Erwin Clees
Erwin Clees	Erwin Clees